UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
QuatRx Pharmaceuticals Company
(Exact name of registrant as specified in its charter)

Delaware	38-3566182

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

777 East Eisenhower Parkway, Suite 100	48108

Ann Arbor, MI

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on
to be so registered	which each class is to be registered

Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑
Securities Act registration statement file number to which this form relates: 333-131537
Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, par value $0.01 per share

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

INFORMATION REQUIRED IN REGISTRATION STATEMENT
     Item 1. Description of Registrant’s Securities to be Registered.
     Incorporated herein by reference to the information set forth under the heading “Description of Capital Stock” contained in the Registrant’s Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the “Registration Statement”) (Registration No. 333-131537).
     Item 2. Exhibits.
     The following exhibits are filed as part of the Registration Statement.

EXHIBIT
NUMBER	DESCRIPTION

3.1(1)	Eighth Amended and Restated Certificate of Incorporation, as currently in effect

3.2(1)	Certificate of Amendment to Certificate of Incorporation, as currently in effect

3.3(1)	Second Certificate of Amendment to Certificate of Incorporation, as currently in effect

3.4(1)	Bylaws, as currently in effect

3.5(1)	Form of Amended Restated Certificate of Incorporation (to be filed in connection with the closing of this offering pursuant to the Registration Statement)

3.6(1)	Form of Amended and Restated Bylaws (to be effective upon the closing of this offering pursuant to the Registration Statement)

4.1(1)	Fourth Amended and Restated Investor Rights Agreement, entered into as of November 22, 2004, by and among QuatRx Pharmaceuticals Company and certain investors named therein

4.2(1)	Amendment to Fourth Amended and Restated Investor Rights Agreement, entered into as of May 25, 2005, by and among QuatRx Pharmaceuticals Company and certain investors named therein

4.3(1)	Specimen Common Stock Certificate
(1)	Filed as an exhibit to the Registration Statement and incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 3, 2006	QuatRx Pharmaceuticals Company

(Registrant)

	By:	/s/ Gary Onn

	Name:	Gary Onn
	Title:	Chief Financial Officer

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